Exhibit 10.1

CALGON CARBON CORPORATION,

as Borrower

THE LENDING INSTITUTIONS NAMED HEREIN,

as Lenders

NATIONAL CITY BANK OF PENNSYLVANIA

as a Lender, the Swing Line Lender and

as Administrative Agent

WAIVER AGREEMENT

dated as of

November 4, 2005

to

CREDIT AGREEMENT

dated as of

February 18, 2004

EXECUTION VERSION

WAIVER AGREEMENT

THIS WAIVER AGREEMENT, dated as of November 4, 2005 (this “Agreement”), is made by and among the following:

(i) CALGON CARBON CORPORATION, a Delaware corporation (herein, together with its successors and assigns, “Borrower”);

(ii) the lending institutions signatory hereto (herein, together with its or their successors and assigns, each a “Lender” and collectively, the “Lenders”); and

(iii) NATIONAL CITY BANK OF PENNSYLVANIA, a national banking association, as a Lender, the Swing Line Lender, the lead arranger, book manager and the Administrative Agent (in such capacity, the “Administrative Agent”).

PRELIMINARY STATEMENTS:

A. Borrower, the Lenders, the Swing Lender and the Administrative Agent entered into the Credit Agreement, dated as of February 18, 2004, as amended by Amendment No. 1, dated as of March 31, 2005, and Amendment No. 2 and Waiver, dated as of August 8, 2005 (as the same may from time to time be further amended, restated, amended and restated or otherwise modified, the “Credit Agreement,” with the terms defined therein, or the definitions of which are incorporated therein, being used herein as so defined).

B. Borrower has requested that the Administrative Agent and the Required Lenders: (i) waive the Event of Default that has occurred as a result of Borrower’s failure to comply with Section 10.8 of the Credit Agreement as of September 30, 2005, and the Administrative Agent and the Required Lenders have agreed to waive such Event of Default upon the terms and conditions described herein, as more fully set forth below; and (ii) forbear from exercising their rights under the Credit Agreement and the other Credit Documents with respect to (x) Borrower’s possible failure to comply with Section 10.8 of the Credit Agreement from October 1, 2005 through January 31, 2006, and (y) Borrower’s possible failure to comply with Section 10.9 of the Credit Agreement for the Testing Period ending December 31, 2005, and the Administrative Agent and the Required Lenders have agreed to forbear from exercising such rights upon the terms and conditions described herein, as more fully set forth below.

NOW, THEREFORE, the parties hereby agree as follows:

1. WAIVER.

1.1 Borrower has notified the Administrative Agent that Borrower has failed to comply with the covenant set forth in Section 10.8 of the Credit Agreement as of September 30, 2005 (the “Waived Default”). Borrower has requested that the Administrative Agent and the Required Lenders permanently waive the Waived Default. The Administrative Agent and the Required Lenders have agreed to waive and, effective as of the Effective Date (as defined in Section 7 of this Agreement), hereby waive, the Waived Default upon the terms and conditions contained herein.

2. FORBEARANCE.

2.1 Forbearance Defaults. Borrower anticipates that it may fail to comply with (a) Section 10.8 of the Credit Agreement from October 1, 2005 through January 31, 2006, and (b) Section 10.9 of the Credit Agreement for the Testing Period ending December 31, 2005 (collectively, the “Forbearance Defaults”), which Forbearance Defaults constitute or will constitute Events of Default under the Credit Agreement.

2.2 Forbearance. During the Forbearance Period (as defined below), subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders (a) will not exercise any of their rights or remedies under the Credit Agreement, the other Credit Documents or applicable law with respect to the Forbearance Defaults and (b) will make Loans and issue Letters of Credit under the Credit Agreement in accordance with the provisions hereof. For purposes of this Agreement: (i) the “Forbearance Period” means the period commencing on the Effective Date (as defined below) and ending on the Termination Date (as defined below); and (ii) the “Termination Date” means the earlier of (x) January 31, 2006, and (y) the date the Forbearance Period is terminated upon the occurrence of any of the events described in Section 2.3 below. Nothing in this Agreement shall constitute a waiver by the Administrative Agent or the Lenders of any Default or Event of Default under the Credit Agreement (including the Forbearance Defaults), other than the Waived Default, whether now existing or hereafter arising.

2.3 Termination of Forbearance. Upon the occurrence of any Termination Event (as defined below) and at any time after such occurrence, the Administrative Agent, or the Administrative Agent at the direction of the Required Lenders, is entitled to, without prior notice to Borrower, immediately terminate the Forbearance Period, unless such Termination Event is an Event of Default described in Section 11.1(h) of the Credit Agreement, in which case the Forbearance Period will automatically terminate without demand or notice of any kind. For purposes of this Agreement, “Termination Event” means:

(a) Borrower’s ratio of (a) its Consolidated Total Debt at September 30, 2005 to (b) its Consolidated EBITDA for the Testing Period ended September 30, 2005 exceeds 3.75 to 1.00;

(b) the occurrence of a Default or Event of Default under the Credit Agreement (other than the Forbearance Defaults);

(c) failure by Borrower to comply with any of its other agreements described in Section 3 hereof; or

(d) any representation or warranty made by Borrower under this Agreement or by any Credit Party under any agreement, instrument or other document executed or delivered by any Credit Party in connection with this Agreement is untrue or incorrect in any material respect when made or any schedule, certificate, statement, report, financial data, notice or writing furnished at any time by any Credit Party to the Administrative Agent or the Lenders is untrue or incorrect in any material respect on the date as of which the facts set forth therein are stated or certified.

2.4 Effect at End of Forbearance Period. When the Forbearance Period ends, all Obligations may be declared immediately due and payable as provided in the Credit Agreement, without notice or demand, and without regard to any matters transpiring during the Forbearance Period or the financial condition or prospects of any Credit Party as of such date, and the Administrative Agent and the Lenders will be fully entitled to exercise any rights and remedies they may have under the Credit Agreement, the other Credit Documents or applicable law.

2.5 No Waiver.

(a) The Administrative Agent and the Lenders have not waived, are not by this Agreement waiving, and have no present intention of waiving, any Events of Default that may be continuing on the date hereof or any Events of Default that may occur after the date hereof (whether the same or similar to the Forbearance Defaults or otherwise), other than the Waived Default, and the Administrative Agent and the Required Lenders have not agreed to forbear with respect to any of their rights or remedies concerning any Events of Default (other than, during the Forbearance Period, the Forbearance Defaults), that may have occurred or are continuing as of the date hereof or that may occur after the date hereof.

(b) Subject to Section 2.2 above (solely with respect to the Forbearance Defaults), the Administrative Agent and the Lenders reserve the right to exercise any or all of their rights and remedies under the Credit Agreement, the other Credit Documents and applicable law as a result of any Events of Default that may exist and be continuing on the date hereof or any Event of Default that may occur after the date hereof, and the Administrative Agent and the Lenders have not waived any of such rights or remedies, and nothing in this Agreement, and no delay on its part in exercising any such rights or remedies, should be construed as a waiver of any such rights or remedies.

(c) Without limiting the generality of the foregoing, Credit Parties will not claim that any prior action or course of conduct by the Administrative Agent or the Lenders constitutes an agreement or obligation to continue such action or course of conduct in the future. Credit Parties acknowledge that the Administrative Agent and the Lenders have made no commitment as to how or whether the Forbearance Defaults will be resolved upon or following the Termination Date.

3. AGREEMENTS OF BORROWERS AND THE LENDERS. From the Effective Date through and including the Termination Date, notwithstanding anything contained in the Credit Agreement to the contrary, the following provisions shall apply:

3.1 Loans to Borrower shall be made: (a) only as Swing Line Revolving Loans incurred as Eurodollar Market Index Rate Loans, or as General Revolving Loans incurred as Eurodollar Loans with an Interest Period of one month; and (b) in the case of General Revolving Loans, only if at the time of such request, and immediately after giving effect to such Borrowing, Adjusted Consolidated Total Debt does not and will not exceed $105,000,000. “Adjusted Consolidated Total Debt” means the sum of Consolidated Total Debt (as defined below) plus an amount equal to the Unutilized Swing Line Revolving Commitment. “Consolidated Total Debt” means the sum (without duplication) of the principal amount (or Capitalized Lease Obligation, in the case of a Capital Lease, or present value, based on the implicit interest rate, in the case of any Synthetic Lease, or the higher of liquidation value or stated value, in the case of Redeemable Stock) of all Indebtedness of Borrower and each of its Subsidiaries, all as determined on a consolidated basis, minus Consolidated Cash. The terms “Capitalized Lease Obligation,” “Capital Lease,” “Synthetic Lease,” “Redeemable Stock,” “Indebtedness” and “Consolidated Cash” have the meanings given to such terms in the Credit Agreement.

3.2 Notwithstanding anything contained in the Credit Agreement to the contrary, including, but not limited to, Section 10.2(d) thereof, the Borrower or any of its Subsidiaries may sell as an entirety the German retail charcoal business and/or the solvent recovery business (collectively, the “Businesses”) so long as (a) the consideration for such transaction represents fair value (as determined by management of Borrower and as reasonably acceptable to the Administrative Agent) and at least 90% of such consideration consists of cash, and (b) at least five Business Days prior to the date of completion of such transaction Borrower shall have delivered to the Administrative Agent an officer’s certificate executed on behalf of Borrower by an Authorized Officer, which certificate shall contain: (1) a description of the proposed transaction, the date such transaction is scheduled to be consummated, and the estimated purchase price or other consideration for such transaction; (2) a description of the contemplated use of the Cash Proceeds from such Asset Sale, together with a certification that such Cash Proceeds will be used as described; (3) a certification of the effect of such transaction, on a pro forma basis, on the financial covenants contained in sections 10.7, 10.8, 10.9 and 10.10 of the Credit Agreement, such pro forma ratios being determined as if such transaction had been completed at the beginning of the most recent period of four consecutive fiscal quarters of Borrower; (4) a certification that no Default or Event of Default has occurred and is continuing, or would result from consummation of such transaction (other than the Waived Default or the Forbearance Defaults); and (5) if requested by the Administrative Agent, a certified copy of the draft or definitive documentation pertaining thereto. Any other (a) Asset Sale, (b) Permitted Disposition, (c) sale of any property, land or building (including any related receivables or other intangible assets) to any person that is not a Subsidiary of Borrower, (d) sale of the entire capital stock (or other equity interests) and Indebtedness of any Subsidiary of Borrower, and (e) the merger or consolidation of any Subsidiary that is not an Affiliate of Borrower, must be approved in writing by the Required Lenders and shall be subject to such conditions as the Required Lenders may require, including permanent reductions in the General Revolving Commitment. Notwithstanding the foregoing, sales or other dispositions of obsolete, worn out or surplus equipment or fixtures may be effected at any time in the ordinary course of business.

3.3 If after the Effective Date Borrower or any of its Subsidiaries receives Net Cash Proceeds from any Asset Sale relating to the Businesses, within 3 days of the receipt thereof, Borrower shall apply an amount equal to 100% of the Net Cash Proceeds so received from any Asset Sale to the prepayment of first, Swing Line Revolving Loans and, second, after Swing Line Revolving Loans have been paid in full, Unpaid Drawings and, third, after Unpaid Drawings have been paid in full, General Revolving Loans, in each case without a reduction in the General Revolving Commitment and/or the Swing Line Revolving Commitment.

3.4 Borrower shall deliver to the Administrative Agent and the Lenders, no later than November 15, 2005, a preliminary consolidated budget in reasonable detail for the fiscal year 2006 and for each of the fiscal quarters in such fiscal year, and (if and to the extent prepared by management of Borrower) for any subsequent fiscal years, setting forth, with appropriate discussion, the forecasted balance sheet, income statement, operating cash flows, and capital expenditures of Borrower and its Subsidiaries for the period or periods covered thereby, and the principal assumptions upon which such forecasts and budget are based.

3.5 Borrower shall not permit the ratio of (a) its Consolidated Total Debt at January 31, 2006 to (b) its Consolidated EBITDA for the Testing Period most recently ended for which the financial statements required to be delivered pursuant to Section 9.1(b) have been delivered, to exceed 3.25 to 1.00.

3.6 Notwithstanding anything contained in the Credit Agreement to the contrary, all intercompany Indebtedness permitted by Section 10.4(d)(ii) of the Credit Agreement and owing to any Credit Party shall be evidenced by an intercompany note, in form and substance satisfactory to the Administrative Agent, pledged to the Administrative Agent pursuant to the Pledge Agreement (as defined below).

3.7 Borrower shall provide the Administrative Agent and the Lenders with a written update, in form and substance satisfactory to the Administrative Agent, on the 15th of each calendar month (or, if such day is not a Business Day, on the immediately preceding Business Day), regarding Borrower’s business performance and prospects, contemplated or recently completed Asset Sales, and any related matters, together with a brief statement regarding Borrower’s refinancing efforts.

In the event Borrower fails to comply with any of the agreements contained in Sections 3.1 through Section 3.7, each such non-compliance shall be deemed an “Event of Default” for all purposes of the Credit Agreement and the other Credit Documents.

3.8 In determining Consolidated EBIT for any applicable period, Consolidated EBIT shall mean Consolidated Net Income (as such term is defined in the Credit Agreement) plus the items described in the definition of “Consolidated EBIT” as provided in the Credit Agreement plus non-recurring cash expenses and losses to the extent related to the effects of Hurricane Katrina in an amount not to exceed $1,977,000 (net of (but not less than zero) related Cash Proceeds received from insurance).

4. SECURITY DOCUMENTS; ETC. In consideration of the waiver contained herein, Borrower agrees to execute and deliver, and to cause the other Credit Parties to execute and deliver, to the Administrative Agent for the benefit of the Lenders, the following: (a) a security agreement, in substantially the form of Exhibit B hereto (the “Security Agreement”); (b) a pledge agreement, in substantially the form of Exhibit C hereto (the “Pledge Agreement”); and (c) such other security documents as the Administrative Agent shall reasonably request (each, an “Additional Security Document,” and together with the Security Agreement, the Pledge Agreement and each Mortgage (as defined below), the “Security Documents”). Borrower further agrees to execute and deliver, and to cause the other Credit Parties to execute and deliver, as applicable, to the Administrative Agent for the benefit of the Lenders, no later than December 31, 2005, mortgages, deeds of trust or other appropriate instruments (each, a “Mortgage” and collectively, “Mortgages”), covering such owned real properties as the Administrative Agent requests (the “Mortgaged Properties”), together with such legal opinions, as the Administrative Agent shall require. Borrower also agrees to cause to be delivered to the Administrative Agent for the benefit of the Lenders, no later than December 31, 2005, a mortgage policy of title insurance and such other documentation requested by and reasonably satisfactory in form and substance to the Administrative Agent, in each case relating to each such Mortgaged Property. Borrower shall also execute and deliver to the Administrative Agent, no later than November 30, 2005, a completed perfection certificate, in substantially the form of Exhibit D hereto (the “Perfection Certificate”). If requested by the Administrative Agent, Borrower shall deliver to the Administrative Agent, at Borrower’s sole cost and expense, appraisals and related documents on any Collateral (as such term is defined in the Security Agreement) or any real property owned by Borrower or any other Credit Party. If requested by the Administrative Agent, Borrower shall permit, and shall cause each other Credit Party to permit, the Administrative Agent or any of its representatives or designees access to the environmental records, reports, data and other information on file with Borrower or any other Credit Party. In accordance with the terms of the Security Agreement, on or after February 1, 2006, if requested by the Administrative Agent, Borrower shall deliver to the Administrative Agent, at Borrower’s sole cost and expense, Phase I environmental reports or assessments on real property owned by Borrower or any other Credit Party.

5. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to the Lenders, the Swing Line Lender and the Administrative Agent as follows:

5.1 Authorization and Validity of Agreement, etc. This Agreement has been duly authorized by all necessary corporate action on the part of Borrower, has been duly executed and delivered by a duly authorized officer of Borrower and constitutes the valid and binding agreement of Borrower, enforceable against Borrower in accordance with its terms, subject to applicable bankruptcy and insolvency laws.

5.2 Representations and Warranties. The representations and warranties of Borrower contained in the Credit Agreement or in the other Credit Documents are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties are hereby reaffirmed as true and correct in all material respects as of the date when made.

5.3 No Event of Default. After giving effect to this Agreement, no condition or event has occurred or exists which constitutes or which, after notice or lapse of time or both, would constitute a Default or an Event of Default, other than the Forbearance Defaults.

5.4 No Claims. Neither Borrower nor any Subsidiary has any claim or offset against, or defense or counterclaim to, any of Borrower’s or any Subsidiary’s obligations or liabilities under the Credit Agreement or any other Credit Document.

5.5 Compliance. Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement, except as specifically relates to the Waived Default and the Forbearance Defaults, and the other Credit Documents to which it is a party; and without limitation of the foregoing, each Subsidiary of Borrower which, as of the date hereof, is required to be a Subsidiary Guarantor, has on or prior to the date hereof, become a Subsidiary Guarantor under the Subsidiary Guaranty.

6. RATIFICATIONS. Except as expressly modified and superseded by this Agreement, the terms and provisions of the Credit Agreement and each other Credit Document are ratified and confirmed and shall continue in full force and effect.

7. EFFECTIVENESS. This Agreement shall become effective on the date (the “Effective Date”), the following conditions shall have been satisfied:

(a) This Agreement shall have been executed by Borrower, the Required Lenders and the Administrative Agent, and counterparts hereof as so executed shall have been delivered to the Administrative Agent;

(b) Borrower shall have caused the Subsidiary Guarantors to have executed, and shall deliver to the Administrative Agent, the Guarantor Acknowledgement attached hereto;

(c) Borrower shall have delivered to the Administrative Agent originals of each Security Document (other than the Mortgages), in each case executed by the applicable Credit Parties, together with all closing deliveries required by the terms of such Security Documents, including but not limited to, stock certificates and stock powers (except to the extent otherwise agreed to by the Administrative Agent);

(d) Borrower shall have delivered to the Administrative Agent certified copies of the resolutions of the Credit Parties authorizing this Agreement and each Security Document;

(e) Borrower shall have delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent, certifying that after giving effect to this Agreement, no condition or event has occurred or exists which constitutes or which, after notice or lapse of time or both, would constitute a Default or an Event of Default (other than the Waived Default and the Forbearance Defaults);

(f) Borrower shall have delivered to the Administrative Agent a good standing certificate from the Secretary of State or other governmental official of each Credit Party’s jurisdiction of incorporation, certifying as to the good standing of such Credit Party;

(g) Borrower shall have caused to be delivered to the Administrative Agent a legal opinion, in form and substance satisfactory to the Administrative Agent and its counsel, covering such matters as the Administrative Agent shall reasonably request;

(h) Borrower shall have paid to the Administrative Agent for the benefit of each Lender that delivers a signature page to this Agreement to the Administrative Agent at or before 5:00 p.m. on November 4, 2005, the fee set forth opposite such Lender’s name on Exhibit A hereto, provided that, in the event a Lender does not deliver its signature page to the Administrative Agent at or before such time, Borrower shall not be required to pay the fee set forth opposite such Lender’s name; and

(i) Borrower shall have delivered to the Administrative Agent such other agreements, instruments and other documents as the Administrative Agent may request on or prior to the date the conditions otherwise set forth in this Section 7 have been satisfied;

Upon the satisfaction of the foregoing conditions precedent, this Agreement shall be binding upon and inure to the benefit of Borrower, each Lender, the Swing Line Lender and the Administrative Agent and their respective permitted successors and assigns. After this Agreement becomes effective, the Administrative Agent shall furnish a copy of this Agreement to each Lender and Borrower.

8. MISCELLANEOUS.

8.1 Survival of Representations and Warranties. All representations and warranties made in this Agreement shall survive the execution and delivery of this Agreement, and no investigation by the Administrative Agent or any Lender or any subsequent Loan shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

8.2 Reference to Credit Agreement. The Credit Agreement and any and all other agreements, instruments or documentation now or hereafter executed and delivered pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

8.3 Expenses. As provided in the Credit Agreement, but without limiting any terms or provisions thereof, Borrower shall pay on demand all reasonable costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Agreement, including, without limitation, the reasonable costs and fees of the Administrative Agent’s special legal counsel, regardless of whether this Agreement becomes effective in accordance with the terms hereof, and all reasonable costs and expenses incurred by the Administrative Agent or any Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby.

8.4 Severability. Any term or provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement, and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

8.5 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles of conflicts of laws.

8.6 Headings. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

8.7 Entire Agreement. This Agreement is specifically limited to the matters expressly set forth herein. This Agreement and all other instruments, agreements and documentation executed and delivered in connection with this Agreement embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Agreement, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement.

8.8 Counterparts. This Agreement may be executed by the parties hereto separately in one or more counterparts and by facsimile signature, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

8.9 JURY TRIAL WAIVER. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Signatures follow.]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the date first above written.

CALGON CARBON CORPORATION

By:	/s/ Leroy M. Ball
Name:	Leroy M. Ball
Title:	Vice President and Chief Financial Officer

NATIONAL CITY BANK OF PENNSYLVANIA, as a Lender, the Swing Line Lender and as the Administrative Agent

By:	/s/ Lawrence O. Deihle
Name:	Lawrence O. Deihle
Title	Vice President

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Joseph R. Micka
Name:	Joseph R. Micka
Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Patrick J. Kaufmann
Name:	Patrick J. Kaufmann
Title:	Vice President

FIFTH THIRD BANK

By:	/s/ Jim Janovsky
Name:	Jim Janovsky
Title:	Vice President

BANK OF AMERICA, N.A. (successor in interet to Fleet National Bank)

By:	/s/ Sandra Guerrieri
Name:	Sandra Guerrieri
Title:	Vice President

Exhibit A

Lender	Fee
National City Bank of Pennsylvania	$20,625.00
Fifth Third Bank	$17,625.00
Bank of America, N.A. (successor in interest to Fleet National Bank)	$17,175.00
Wachovia Bank, National Association	$19,575.00
PNC Bank, National Association	$18,750.00

Exhibit B

Security Agreement

See attached.

Exhibit C

Pledge Agreement

See attached.

Exhibit D

Perfection Certificate

See attached.

GUARANTOR ACKNOWLEDGMENT

Each of the undersigned (collectively, the “Subsidiary Guarantors” and, individually, each a “Subsidiary Guarantor”), consents and agrees to and acknowledges the terms of the foregoing Waiver Agreement, dated as of November 4, 2005 (the “Agreement”). Each Subsidiary Guarantor specifically acknowledges the terms of and consents to the waivers, including the jury trial waiver, set forth in the Agreement. Each Subsidiary Guarantor further agrees that its obligations pursuant to the Subsidiary Guaranty that it executed in connection with the Credit Agreement shall remain in full force and effect and be unaffected hereby.

Each Subsidiary Guarantor hereby represents and warrants that there exists no claim or offset against, or defense or counterclaim to, any of its obligations or liabilities under the Credit Agreement or any other Credit Document to which it is a party.

IN WITNESS WHEREOF, this Guarantor Acknowledgment has been duly executed and delivered as of the date of the Agreement.

CALGON CARBON INVESTMENTS INC.

By:	/s/ Leroy M. Ball
Name:	Leroy M. Ball
Title:	Vice President and Chief Financial Officer

BSC COLUMBUS, LLC

By:	/s/ Leroy M. Ball
Name:	Leroy M. Ball
Title:	Manager

CCC COLUMBUS, LLC

By:	/s/ Leroy M. Ball
Name:	Leroy M. Ball
Title:	Manager

CCC DISTRIBUTION, LLC

By:	/s/ Leroy M. Ball
Name:	Leroy M. Ball
Title:	Manager